UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2008
PEERLESS MFG. CO.
(Exact Name Of Registrant As Specified In Charter)

Texas (State or Other Jurisdiction of Incorporation)	001-33453 (Commission File Number)	75-0724417 (IRS Employer Identification No.)
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
_____________
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 30, 2008, Peerless Mfg. Co. (the “Company”) completed the acquisition of all outstanding shares of Nitram Energy, Inc. (“Nitram”). Concurrent with the closing of this acquisition, the Company and certain of its domestic subsidiaries (as co-borrowers), entered into a revolving credit and term loan agreement, dated April 30, 2008 (“Senior Secured Credit Agreement”), with Comerica Bank, as administrative agent, and the other financial institutions a party thereto. The Senior Secured Credit Agreement provides for a $40 million term loan and a $20 million revolving credit facility. The term loan and borrowings under the revolving credit facility are secured by a first lien on substantially all of the assets of the Company and its domestic subsidiaries and contain financial and other covenants, including restrictions on additional debt, capital expenditures and acquisitions and dispositions, as well as other customary covenants.
     The term loan matures on March 31, 2013. Interest under the term loan is payable quarterly at a floating rate equal to either (a) prime plus a margin of between 50 to 125 basis points based on our consolidated total leverage (“CTL”) ratio or (b) LIBOR plus a margin of between 275 and 350 basis points based on our CTL ratio. The term loan requires quarterly principal payments of $1.0 million through April 1, 2011 and $1.5 million thereafter through April 1, 2013, with the balance of the term loan due at maturity. The term loan also requires additional principal payments based upon our cash flow beginning in fiscal 2009, the net proceeds of asset sales and the issuance by the Company of additional equity securities or subordinated debt. The term loan also requires that the Company enter into an interest rate protection agreement for a minimum of 50% of the term loan by August 28, 2008.
     The revolving credit facility matures on April 30, 2011. Interest under the revolving credit facility is payable quarterly at a floating rate equal to either (a) prime plus a margin of between 25 and 100 basis points based on our CTL ratio or (b) LIBOR plus a margin of between 225 and 300 basis points based on our CTL ratio. Under this revolving facility, the Company has a maximum borrowing availability equal to the lesser of (a) $20 million or (b) 75% of eligible accounts receivable plus 45% of eligible inventory (not to exceed 50% of the borrowing base).
     Additionally, concurrent with the closing of the Nitram acquisition, the Company and certain of its domestic subsidiaries (as co-borrowers) issued a $20 million subordinated note pursuant to a senior subordinated loan agreement, dated April 30, 2008 (“Subordinated Loan Agreement”), with Prospect Capital Corporation. The subordinated note matures on April 29, 2013. Interest on the subordinated note is payable monthly at a rate of 15.0% per annum, with 11.5% required to be paid in cash and the remaining 3.5% payable, at the Company’s option (subject to certain limitations), in cash or by adding the amount of such additional interest to the principal balance of the subordinated note. The terms of the note permit the lender to require mandatory reductions in the principal amount of the note from the net proceeds of the issuance by the Company of additional equity securities. The note is also prepayable by the Company in whole or in part, at the Company’s option. Optional and mandatory prepayments require the Company to pay a fee equal to three percent of the prepayment if made on or before April 30, 2009, two percent of the prepayment if made on or after May 1, 2009 but on or before April 30, 2010 and one percent of the prepayment if made on or after May 1, 2010 but on or before April 30, 2011. The subordinated note is secured by a second lien on substantially all of assets of the Company and its domestic subsidiaries and contains financial and other covenants, including restrictions on additional debt, capital expenditures and acquisitions and dispositions, as well as other customary covenants of a type similar to those contained in the Senior Secured Credit Agreement.
     Under the terms of the Senior Secured Credit Agreement and the Subordinated Loan Agreement, PMFG, Inc. (“PMFG”) guaranteed the obligations of the Company and its subsidiary borrowers under each of these agreements. As publicly announced by the Company on January 10, 2008, PMFG is a wholly owned subsidiary of the Company formed in order to effect a proposed reorganization of the Company into a Delaware holding company structure. In this proposed reorganization, the Company would become a wholly owned subsidiary of PMFG. Prior to the reorganization, PMFG will have no assets or operations other than those incident to its formation.
     The foregoing descriptions of the Senior Secured Credit Agreement and the Subordinated Loan Agreement are not complete and are qualified in their entirety by reference to the full text of each of these agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, each of which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.
     On April 30, 2008, concurrent with the closing of the Nitram acquisition and the execution of the Senior Secured Credit Agreement, the Company terminated its existing credit agreement, dated October 30, 2003, with Comerica Bank, as amended effective September 30, 2006. The agreement was set to expire on September 30, 2008. The agreement provided for a $9 million revolving credit facility with a $8 million sublimit for letters of credit. There were no outstanding borrowings under this credit agreement on the date of termination.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 30, 2008, the Company completed the acquisition of all outstanding shares of Nitram under the terms of the Stock Purchase Agreement, dated April 7, 2008 (“Purchase Agreement”), between the Company, Nitram and each of Nitram’s then-existing stockholders (“Sellers”). Under the terms of the Purchase Agreement, the Company paid the Sellers an aggregate purchase price of $65 million in cash in exchange for all outstanding shares of Nitram. The purchase price will be adjusted post-closing based on working capital items. In addition to the purchase price, the Company incurred approximately $5 million of transaction costs associated with the acquisition and the related financings. The purchase price and transaction costs were funded using proceeds from the term loan under the Senior Secured Credit Agreement, the issuance of the subordinated note pursuant to the Subordinated Loan Agreement and cash on hand. See Item 1.01 of this report.
     Nitram is the parent company of Burgess-Manning, Inc., Bos-Hatten, Inc., and Alco Products. Burgess-Manning manufactures custom-designed gas/liquid and gas/solid separators, pulsation dampeners and silencers. Bos-Hatten manufactures custom-designed shell and tube heat exchangers. Alco Products manufactures custom-designed hairpin-style specialty heat exchangers. These businesses principally serve the oil/natural gas, chemical/petrochemical and power generation industries. Nitram owns manufacturing facilities in Wichita Falls and Cisco, Texas.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
     On April 30, 2008, the Company borrowed $40 million under the term loan pursuant to the Senior Secured Credit Agreement and $20 million from the issuance of the subordinated note pursuant to the Subordinated Loan Agreement. These amounts, together with cash on hand, were used by the Company to pay the consideration for the acquisition of all outstanding shares of Nitram and transaction costs in connection with this acquisition and the related financings.
     The information set forth in Item 1.01 of this report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The Company will file the financial statements required by this Item by amendment no later than 71 days from the date on which this report is required to be filed.
     (b) Pro Forma Financial Information.
     The Company will file the financial statements required by this Item by amendment no later than 71 days from the date on which this report is required to be filed.

     (d) Exhibits

Exhibit No.	Description

2.1
Stock Purchase Agreement dated April 7, 2008, by and among Peerless Mfg. Co., Nitram Energy, Inc. and the stockholders of Nitram Energy, Inc. (filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2008, and incorporated herein by reference)

10.1	Revolving Credit and Term Loan Agreement, dated April 30, 2008, between Peerless Mfg. Co., PMC Acquisition, Inc., PMFG, Inc., Comerica Bank and other lenders a party thereto

10.2	Senior Subordinated Loan Agreement, dated April 30, 2008, between Peerless Mfg. Co., PMC Acquisition, Inc., PMFG, Inc. and Prospect Capital Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III
Chief Financial Officer

Date: May 5, 2008